Performance Data
Exhibit 16

Total Return           Investors   Balanced   Mid-Cap   Foresight

12/31/97 Factor        15,148.720  2,946.140  4,904.630  1,206.890
12/31/96 Factor        11,243.920  2,347.680  4,191.140  1,177.240
12/31/92 Factor         6,867.130  1,574.050  2,929.970
12/31/97 Factor         4,175.140  1,036.610  1,663.590
Inception Factor        1,000.000  1,000.000  1,000.000  1,000.000
Day Since Inception     7,000      4,031      5,277      1,720

Aggregate Returns
One-Year                   34.73%     25.49%     17.02%      2.52%
Five-Year                 120.60%     87.17%     67.40%
Ten-Year                  262.83%    184.61%    194.82%
Since Inception         1,414.87%    194.61%    390.46%     20.69%

Annualized Returns
Five-Year                  17.14%     13.36%     10.85%
Ten-Year                   13.75%     11.01%     11.42%
Since Inception            15.24%     10.29%     11.64%

What if no waiver of fee

Total Return (what if)

9/30/97 Factor                                            1,141.140
9/30/96 Factor                                            1,120.520
One-Year                                                      1.84%
Since Inception                                              14.11%
Since Inception (Annualized)                                  2.84%